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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                   ---------------


                                      FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (date of earliest event reported):  March 28, 2000



                                   MOSSIMO, INC.
                 (Exact name of Registrant as specified in charter)


          DELAWARE                                           33-0684524
      (State or other                1-14208              (I.R.S. Employer
      jurisdiction of       (Commission File Number)   Identification Number)
       incorporation)


              2450 WHITE ROAD, 2ND FLOOR, IRVINE, CALIFORNIA 92614
                    (Address of principal executive offices)



         Registrant's telephone number, including area code: (949) 797-0200


            (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

On March 28, 2000, Mossimo, Inc. (the "Company") entered into a license agreement (the "Target License Agreement") with Target Corporation ("Target") pursuant to which Target will have the exclusive right to use certain of the Company's United States trademarks in connection with the design, manufacture and sale of selected products in the United States. The licensed products will include, among others, men's, women's, boy's and girl's apparel, fashion accessories, footwear, home textiles and recreation goods, but initially exclude those products for which the Company has existing licenses, such as women's swim and bodywear, men's hosiery, ties and tailored clothing, and optics.

Under the Target License Agreement, Target will collaborate with the Company on design and be solely responsible for product development, sourcing, quality control and inventory management with respect to the licensed products. The Company will not be responsible for carrying any inventory under the agreement.

The Target License Agreement has an initial term that expires in January 2004 and is renewable at the option of Target. The agreement provides that Target will pay a royalty of 4% on the first $100,000,000 of sales of the licensed products each year and reduced royalties for sales in excess of $100,000,000. Target has guaranteed minimum sales of the licensed products of $300,000,000 for the fiscal year commencing February 1, 2001 and $350,000,000 for each fiscal year thereafter, which will result in minimum royalties of $8,500,000 for the fiscal year commencing February 1, 2001 and $9,625,000 for each fiscal year thereafter.

In connection with the Target License Agreement, the Company entered into an agreement dated March 27, 2000 with Cherokee Inc. (the "Cherokee Agreement") pursuant to which Cherokee Inc. was granted the exclusive right to negotiate direct retail licensing arrangements for the Company for a limited period of time. Pursuant to the Cherokee Agreement, Cherokee Inc. will receive 15% of the royalties received by the Company in connection with the Target License Agreement.

On March 28, 2000, Edwin H. Lewis resigned as President and Chief Executive Officer and as a director of the Company.

The Target License Agreement and the Cherokee Agreement are attached as Exhibits
10.1 and 10.2 hereto, respectively.

On March 28, 2000, the Company issued a press release regarding the above referenced events. This press release is attached as Exhibit 99.1 hereto.

ITEM 7.   EXHIBITS

10.1 Mossimo License Agreement dated as of March 28, 2000 between Mossimo, Inc. and Target Stores, a division of Target Corporation

10.2 Cherokee-Mossimo Finders Agreement dated March 27, 2000 between Mossimo, Inc. and Cherokee Inc.

99.1 Press Release dated March 28, 2000 relating to, among other things, the Target License Agreement, the Cherokee Agreement and the resignation of Edwin H. Lewis


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                                  SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuer has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 29, 2000
                              MOSSIMO, INC.


                              By: /s/ Jody L. Love
                                 -------------------------------------
                                 Jody L. Love
                                 Vice President Finance


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